                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF RADIO ONE, INC.

        Radio One Licenses, Inc., a Delaware corporation, is a restricted subsidiary of Radio One, Inc. and does business under the following call letters:

        WKYS-FM                 WFUN-FM
        WMMJ-FM                 WERE(AM)
        WOL(AM)                 WENZ-FM
        WERQ-FM                 WARV-FM
        WOLB(AM)                WKJS-FM
        WWIN-FM                 WDYL-FM
        WWIN(AM)                WPLY-FM
        WPHI-FM                 WBOT-FM

        WYCB Acquisition Corporation, a Delaware corporation, and Broadcast Holdings, Inc., a District of Columbia corporation, are unrestricted subsidiaries of Radio One, Inc., and do business under the following call letters:

        WYCB(AM)

        Bell Broadcasting Company ("Bell"), a Michigan corporation, is a restricted subsidiary of Radio One, Inc. Radio One of Detroit, Inc. ("Radio One of Detroit"), a Delaware corporation, is a restricted subsidiary of Bell. Bell and Radio One of Detroit do business under the following call letters.

        WCHB(AM)
        WDTJ-FM
        WJZZ(AM)

        Allur-Detroit, Inc. ("Allur-Detroit"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Allur Licenses, Inc. ("Allur Licenses"), a Delaware corporation, is a restricted subsidiary of Allur-Detroit. Allur-Detroit and Allur Licenses do business under the following call letters:

        WDMK-FM

        Radio One of Atlanta, Inc. ("ROA"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. ROA Licenses, Inc. {"ROA Licenses"), a Delaware corporation, is a restricted subsidiary of ROA. ROA and ROA Licenses do business under the following call letters:

        WHTA-FM

        Dogwood Communications, Inc. ("DC"), a Delaware corporation, is a restricted subsidiary of ROA. Dogwood Licenses, Inc. ("DL"), a Delaware corporation, is a restricted subsidiary of DC. DC and DL do business under the following call letters:

        WAMJ-FM